COMFORCE Corporation
415 Crossways Park Drive, P.O. Box 9006
Woodbury, New York 11797

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 10, 2009

As a stockholder of COMFORCE Corporation (the “Company”), you are invited to be present, or represented by proxy, at the Company’s 2009 Annual Meeting of Stockholders, to be held at the Company’s offices at 415 Crossways Park Drive, Woodbury, New York on June 10, 2009 at 10:00 a.m., New York City time, and any adjournments thereof, for the following purposes:

1.
To elect John C. Fanning, Harry V. Maccarrone, Rosemary Maniscalco, Kenneth J. Daley, Daniel Raynor, Gordon Robinett and Pierce J. Flynn to the Board of Directors of the Company for terms of one (1) year.  See “Proposal No. 1--Election of Directors” in the proxy statement.

2.
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2009. See “Proposal No. 2--Selection of Independent Registered Public Accounting Firm” in the proxy statement.

3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 21, 2009 are entitled to vote at the Annual Meeting of Stockholders and all adjournments thereof.  Since a majority of the outstanding shares of the Company’s common stock must be represented at the meeting in order to constitute a quorum, all stockholders are urged either to attend the meeting or to be represented by proxy.

If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy card in the enclosed reply envelope.  Your vote is important regardless of the number of shares you own.  You may also vote through the Internet as described on the proxy card.  If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting is held at the meeting.

If you plan to vote at the meeting in person and your shares are held in the name of your broker, bank or other nominee, please request from such broker, bank or other nominee a letter to present to the judge of the election evidencing your ownership of the shares and your authority to vote the shares at the meeting.

By Order of the Board of Directors

Harry V. Maccarrone
Secretary

April 27, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Stockholders Meeting to be Held on June 10, 2009

Pursuant to rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2008 Annual Report on Form 10-K are available at www.comforce.com/invPROXY.asp.

COMFORCE Corporation
415 Crossways Park Drive, P.O. Box 9006
Woodbury, New York 11797

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 10, 2009

PROXY STATEMENT

This proxy statement and the Notice of Annual Meeting and Form of Proxy accompanying this proxy statement, which will be mailed on or about April 29, 2009, are furnished in connection with the solicitation by the Board of Directors of COMFORCE Corporation, a Delaware corporation (the “Company” or “COMFORCE”), of proxies to be voted at the annual meeting of stockholders to be held at the Company’s offices at 415 Crossways Park Drive, Woodbury, New York on June 10, 2009 at 10:00 a.m., New York City time, and any adjournments thereof.

Holders of record of the Company’s common stock at the close of business on April 21, 2009 (the “record date”) will be entitled to one vote at the meeting or by proxy for each share then held.  On the record date, there were 17,387,627 shares of common stock of the Company outstanding.  All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy.  A stockholder may withhold authority to vote for the all of the nominees or any individual nominee in accordance with the instructions on the accompanying proxy card.  Unless instructions to the contrary are given, each properly executed proxy will be voted (1) to elect John C. Fanning, Harry V. Maccarrone, Rosemary Maniscalco, Kenneth J. Daley, Daniel Raynor, Gordon Robinett and Pierce J. Flynn as directors of the Company, (2) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2009, and (3) to transact such other business as may properly be brought before the meeting or any adjournment thereof.

All proxies may be revoked and execution of the accompanying proxy will not affect a stockholder’s right to revoke it by giving written notice of revocation to the Secretary at any time before the proxy is voted or by the mailing of a later-dated proxy.  Any stockholder attending the meeting in person may vote his or her shares even though he or she has executed and mailed a proxy or voted by Internet.  A majority of all of the issued and outstanding shares of the Company’s common stock is required to be present in person or by proxy to constitute a quorum.  Directors are elected by a plurality.  The favorable vote of the holders of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote on the proposal respecting the appointment of the Company’s independent registered public accounting firm is required to approve and adopt this proposal.  Broker non-votes will not be deemed to be entitled to vote on a proposal and, therefore, will be disregarded in the tabulation of the vote on the proposals.

This proxy statement is being solicited by the Board of Directors of the Company.  The expense of making this solicitation is being paid by the Company and consists of preparing, assembling and mailing the Notice of Meeting, proxy statement and Proxy, tabulating returns of proxies, and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders.  In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, facsimile or in person without additional compensation therefor.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Election of Directors

The Company’s Bylaws provide that the Board of Directors shall consist of from three to nine persons as fixed by the Board.  Seven persons have been nominated to serve as directors to hold office until the next annual meeting or until their successors shall be duly elected and qualified.  It is intended that proxies in the form enclosed will be voted, unless otherwise directed, in favor of electing the following persons as directors:  John C. Fanning, Harry V. Maccarrone, Rosemary Maniscalco, Kenneth J. Daley, Daniel Raynor, Gordon Robinett and Pierce J. Flynn.

Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named above.  If, for any reason, a nominee should be unable to serve as a director at the time of the meeting, which is not expected to occur, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors.  See “Information Concerning Directors and Nominees.”

Recommendation

The Board of Directors recommends a vote “FOR” the election of each of the nominees.  Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or authority withheld is specified.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

Directors and Nominees

Set forth below is information concerning each director and nominee for director of the Company, including his or her business experience during at least the past five years, his or her positions with the Company and the Company’s wholly-owned subsidiary, COMFORCE Operating, Inc., and certain directorships held by him or her.  Each nominee is currently a director of the Company.  There are no family relationships among any of the directors or nominees, nor, except as hereinafter described, are there any arrangements or understandings between any director or nominee and another person pursuant to which he or she was selected as a director or nominee.  Each director is to hold office until the next annual meeting of the stockholders or until his or her successor has been elected and qualified.

Name	Age	Position with the Company
John C. Fanning	77	Chairman of the Board, Chief Executive Officer and Director
Harry V. Maccarrone	61	Executive Vice President, Chief Financial Officer, Secretary and Director
Rosemary Maniscalco	68	Director and Vice Chairman of the Board
Kenneth J. Daley	71	Director
Daniel Raynor	49	Director
Gordon Robinett	73	Director
Pierce J. Flynn	72	Director

John C. Fanning has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since 1998.  From 1997 to 1998 he was President of the Company’s Financial Outsourcing Services and Human Capital Management divisions.  Mr. Fanning was the founder of Uniforce Services, Inc. (“Uniforce”) and served as its Chairman, Chief Executive Officer and President and as one of its directors from 1961, the year in which Uniforce’s first office was opened, until its acquisition by the Company in 1997.  Mr. Fanning entered the employment field in 1954, when he founded Fanning Personnel Agency, Inc., his interest in which he sold in 1967 to devote his efforts solely to Uniforce’s operations. He also founded and served as the first President of the Association of Personnel Agencies of New York.

Harry V. Maccarrone has served as Executive Vice President, Secretary and a director of the Company since 1998 and as the Chief Financial Officer of the Company since 2000.  Mr. Maccarrone, who joined Uniforce in 1988 as Assistant Vice President--Finance, served as Vice President--Finance of Uniforce from 1989 to 1997. From 1989 until 1997 he also served as Uniforce’s Treasurer and Chief Financial Officer.

Rosemary Maniscalco has served as the Vice Chairman of the Company since August 2001 and as a director of the Company since June 2001.  She has also served since 1999 as the President of Corporate ImageMakers, Inc., a consulting company that advises corporations on critical employment and timely workplace issues.  Prior thereto, Ms. Maniscalco served with Uniforce from 1981 until its 1997 merger with the Company, including as a member of Uniforce’s Board of Directors (from 1984 to 1997) and as its President and Chief Operating Officer (from 1992 to 1997).  Following Uniforce’s merger with the Company, she served as the President of the Company’s Staff Augmentation division until 1999.

Kenneth J. Daley has served as a director of the Company since 1999.  From 1957 until his retirement in 1998, Mr. Daley held various positions with Chase Manhattan Bank (“Chase”) and, prior to its acquisition by Chase, Chemical Banking Corporation, most recently as Division Executive responsible for middle market business in the Long Island region.  He currently serves as an audit and compliance committee member of Catholic Health Systems of Long Island and as a trustee of Long Island Catholic Charities.

Daniel Raynor has served as a director of the Company since 1998.  He is a managing partner of The Argentum Group, a private equity firm, a position he has held since co-founding the firm in 1987.  Mr. Raynor also serves as a director and compensation committee member of ReSearch Pharmaceutical Services, Inc., a reporting company under the Securities Exchange Act of 1934.  In addition, Mr. Raynor serves on the boards of several privately-held companies in which Argentum’s managed funds have an equity interest. He received a B.S. in economics from The Wharton School, University of Pennsylvania.

Gordon Robinett has served as a director of the Company since 1998.  He served as the chief financial officer, from 1990 to 1999, and as a consultant, from 1999 until 2004, to Command Security, a security services firm based in Poughkeepsie, New York.  Mr. Robinett retired as the Vice President--Finance and Treasurer of Uniforce in 1989, after more than 20 years of service.

Pierce J. Flynn has served as a director of the Company since 2004.  He served as a Senior Portfolio Manager of Tocqueville Asset Management L.P. from February 2006 until February 2008.  Previously, Mr. Flynn served as Vice President--Investments for Gilford Securities from 2005 to 2006, as Vice President--Investments of Legg Mason Wood Walker, Inc. from 2003 to 2005, and as President and Chief Executive Officer of Melhado, Flynn & Associates, Inc., a New York City-based broker-dealer and investment adviser firm, from 1977 until 2002.

Meetings of the Board of Directors

In fiscal 2008, the Board of Directors of the Company conducted four meetings. Each director of the Company attended at least 75% of these meetings.  Each director also attended our annual meeting of stockholders held in June 2008.  Our policy is to schedule our annual meeting of stockholders at a time at which all of our directors expect to be available to attend in person or by phone.

Independence of Directors

Each of Gordon Robinett, Kenneth J. Daley, Daniel Raynor and Pierce J. Flynn is an independent director as this term is defined under the rules of NYSE Amex LLC (formerly, NYSE Alternext U.S. LLC and, prior thereto, American Stock Exchange LLC).  Mr. Robinett, Mr. Daley and Mr. Raynor, each of whom is a member of our Audit Committee, also satisfy the more stringent independence standards for audit committee members under the rules of NYSE Amex.

In considering the independence of Daniel Raynor, the Board considered that John C. Fanning, our Chairman and Chief Executive Officer, is a limited partner in a private equity partnership of which Mr. Raynor is a managing member of a limited liability company that, in turn, is the managing member of a limited liability company that serves as the general partner of and management company for this private equity partnership.  The general partner/management company receives management fees from the private equity partnership based on aggregate capital commitments.  In this regard, the Board considered that the Company holds no interest in this private equity partnership, that the Company made no direct or indirect payments to this private equity partnership or to Mr. Raynor in respect of this private equity partnership, that Mr. Fanning initially invested in this private equity partnership in 1997 on the same basis as other investors, and that the compensation attributable to Mr. Raynor by reason of Mr. Fanning’s investment is not a material part of his income.

Committees

The standing committees of the Board of Directors include the Audit Committee, the Stock Option and Compensation Committee and the Nominating Committee.

The Audit Committee has responsibility for performing all functions customarily performed by audit committees of public companies, including without limitation recommending independent auditors to be retained by the Company; conferring with the independent auditors regarding their audit of the Company’s financial statements and other financial matters; reviewing the fees of such auditors and other terms of their engagement; considering the adequacy of internal financial controls and the results of fiscal policies and financial management of the Company; recommending changes in financial policies or procedures as suggested by the auditors; and performing such other functions and duties as may be charged to or expected of it by the Securities and Exchange Commission (“SEC”) and NYSE Amex.  The Audit Committee has adopted a charter, which it reviews annually. The Audit Committee has reviewed and approved the charter for 2009.

The current members of the Audit Committee, Messrs. Daley, Robinett and Raynor, are independent directors as within the meaning of the rules of NYSE Amex.  In 2008, the Audit Committee held four meetings.  All of the members of the Committee attended all of these meetings.  The Company’s Board of Directors has determined that the Audit Committee’s chairman, Gordon Robinett, is an “audit committee financial expert” within the meaning of the rules of the SEC adopted under the Sarbanes-Oxley Act of 2002.

The Stock Option and Compensation Committee has responsibility for administering the Company’s Long-Term Investment Plan and 2002 Stock Option Plan and awarding and fixing the terms of stock option grants thereunder, and for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits.    Messrs. Daley and Robinett, the members of the Committee, are independent directors within the meaning of the rules of NYSE Amex.  In 2008, the Stock Option and Compensation Committee acted by unanimous consent on one occasion.  The Stock Option and Compensation Committee adopted a charter to govern its structure and functions, a current copy of which is available through the Company’s website, www.comforce.com.

The Nominating Committee has responsibility for nominating individuals to serve on the Company’s Board of Directors after the current annual meeting.  Messrs. Daley and Robinett, the members of the Committee, are independent directors within the meaning of the rules of NYSE Amex.  The Nominating Committee has adopted a charter to govern its structure and functions, a current copy of which is available through the Company’s website, www.comforce.com. The Committee has also adopted a policy to consider recommendations submitted in good faith by the Company’s stockholders.

The Nominating Committee will consider the qualifications of any candidate recommended by a stockholder on the same basis as any candidates recommended by members of the Committee or the Company’s Board.  At a minimum, a nominee must represent the interests of all stockholders and not serve for the purpose of favoring or advancing the interests of any particular stockholder group or other constituency.  In considering any stockholder recommendations, the Committee will also consider the size and duration of a recommending stockholder’s ownership interest in the Company and whether the recommending stockholder intends to maintain its ownership interest in the Company.  All current nominees to the Company’s Board are incumbents and, except as described above or in its charter, the Committee has not adopted a formal process for identifying and evaluating nominees.  The Nominating Committee held one meeting in 2008.  Both members of the Committee attended this meeting.

Director Compensation

In 2008, directors received $3,125 per quarter ($12,500 per year) as fees for serving on our Board of Directors.  In addition, in 2008, Gordon Robinett received an additional $2,500 for his services as chairman of the Audit Committee.  In addition to this cash compensation, during 2008 each director received options to purchase 10,000 shares of common stock under the Company’s 2002 Stock Option Plan at an exercise price of $2.04 per share.  Each director is entitled to receive options to purchase 10,000 shares of the Company’s common stock upon his or her initial election to the Board and, thereafter, annually upon his or her re-election to the Board, at an exercise price equal to closing market price of the shares on the date of grant.   All of the options awarded to date are for terms of 10 years, subject to earlier termination under certain circumstances as provided in the plan, and are fully vested.  The options granted in 2008 were fully vested upon issuance, as will the options to purchase 10,000 shares that will be granted to the directors on June 10, 2009.  In addition, as set forth in the table below and as described under “Certain Relationships and Related Transactions,” Rosemary Maniscalco received compensation in 2008 for providing consulting services to the Company.

The following table sets forth information regarding the compensation paid to or accrued by our current Board members for 2008, except for Mr. Fanning and Mr. Maccarrone, whose compensation for serving on our Board is included in the compensation shown under “Executive Compensation--Summary Compensation Table,” below:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)

Rosemary Maniscalco	12,500	9,300	113,923 (3)	135,723
Gordon Robinett	15,000	9,300	--	24,300
Kenneth J. Daley	12,500	9,300	--	21,800
Daniel Raynor	12,500	9,300	--	21,800
Pierce Flynn	12,500	9,300	--	21,800

(1)	Fees for serving on the Board of Directors and, in the case of Mr. Robinett, for serving as the Chairman of our Audit Committee.

(2)
Represents expense for stock options granted under the Company’s 2002 Plan in accordance with Financial Accounting Standards Board Statement 123(R), Share-Based Payments (“SFAS No. 123(R)”).  See “Stock Compensation Plans” in note 2 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 28, 2008 for the assumptions used to value these awards.

(3)	Consulting fees as described under “Certain Relationships and Related Transactions.”

PROPOSAL NO. 2 -- SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Proposal

The Audit Committee has appointed KPMG LLP (“KPMG”), independent registered public accounting firm, to audit the consolidated financial statements of the Company and its wholly-owned subsidiaries for the fiscal year ending December 27, 2009.  This appointment is being presented to stockholders for ratification.  KPMG has audited the Company’s financial statements for the past 10 years.  See also “Independent Registered Public Accounting Firm,” below.

Representatives of KPMG will be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so, and will respond to appropriate questions that may be asked by stockholders.

Recommendation

The Board of Directors recommends that the stockholders vote “FOR” the proposal.  Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

INFORMATION REGARDING EXECUTIVE OFFICERS

The following table sets forth certain information concerning each individual who currently serves as an executive officer or key employee of the Company, including such person’s business experience during at least the past five years and positions held with the Company.   Executive officers are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships among the executive officers, nor are there any arrangements or understandings between any executive officer and another person pursuant to which he or she was selected as an officer except as may be hereinafter described.

Name	Age	Position with the Company
John C. Fanning	77	Chairman of the Board, Chief Executive Officer and Director
Harry V. Maccarrone	61	Executive Vice President, Chief Financial Officer, Secretary and Director
Robert F. Ende	50	Senior Vice President, Finance
Linda Annicelli	52	Vice President, Administration

John C. Fanning.  See “Information Concerning Directors and Nominees” for additional information concerning Mr. Fanning’s business experience.

Harry V. Maccarrone.  See “Information Concerning Directors and Nominees” for additional information concerning Mr. Maccarrone’s business experience.

 Robert F. Ende has served as the Company’s Senior Vice President, Finance since April 2002, having previously served as the Company’s Vice President, Finance from 2000 to April 2002, as its Vice President of Financial Services from 1999 to 2000 and as its Vice President and Controller from the time of Uniforce’s merger with the Company in 1997 until 1999.  Mr. Ende previously served as the Controller of Uniforce from 1994 to 1997.  Prior to joining Uniforce, he held various financial executive positions in the service industry from 1983 to 1994.  Mr. Ende was associated with Ernst & Young from 1980 to 1983 and is a certified public accountant.

Linda Annicelli has served as the Company’s Vice President, Administration since 1999, having previously served as the Company’s General Manager and Director of Corporate Services from 1998 to 1999 and as its General Manager from the time of Uniforce’s merger with the Company in 1997 until 1998.  Prior thereto, Ms. Annicelli held various marketing and administrative positions with Uniforce, including as General Manager from 1992 to 1997 and as Director of Communications and Administration from 1989 to 1992.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or accrued by our current Chief Executive Officer and our two other most highly compensated named executive officers who earned in excess of $100,000 in fiscal year 2008.  Mr. Fanning and Mr. Maccarrone are compensated in accordance with the terms of their employment agreements with the Company.  These employment agreements are described below under “Employment Agreements.”

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Non-qualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)		Total ($)

John C. Fanning, Chairman and Chief Executive Officer	2008	579,583	--	9,300	352,664	17,780	73,608	(4)	1,032,935
	2007	529,167	--	12,800	275,854	17,580	70,069	(5)	905,470
	2006	473,368	--	14,000	177,374	11,926	66,160	(6)	742,828

Harry V. Maccarrone, Executive Vice President, Chief Financial Officer and Secretary	2008	397,886	50,000	9,300	--	9,287	46,970	(7)	513,443
	2007	354,588	45,000	12,800	--	9,256	41,849	(8)	463,493
	2006	322,930	40,000	14,000	--	8,689	36,357	(9)	421,976

Robert F. Ende, Senior Vice President, Finance	2008	272,351	54,000	--	--	--	14,366	(10)	340,717
	2007	242,805	54,000	--	--	--	12,725	(10)	309,530
	2006	221,128	49,000	--	--	--	11,249	(10)	281,377

(1)
Represents expense for stock options granted under the Company’s 2002 Plan in accordance with SFAS 123(R).  See “Stock Compensation Plans” in note 2 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 28, 2008 for the assumptions used to value these awards.

(2)	Amount represents incentive bonuses earned by Mr. Fanning under the terms of his employment agreement.

(3)	Includes contributions and interest earned under the Company’s Deferred Compensation Plan.

(4)	Includes $12,500 for Board of Director fees, $30,000 as an expense allowance, and $31,108 contributed by the Company under its deferred vacation plan.

(5)	Includes $12,500 for Board of Director fees, $30,000 as an expense allowance, and $27,569 contributed by the Company under its deferred vacation plan.

(6)	Includes $11,250 for Board of Director fees, $30,000 as an expense allowance, and $24,910 contributed by the Company under its deferred vacation plan.

(7)	Includes $12,500 for Board of Director fees, $15,000 as an expense allowance, and $19,470 contributed by the Company under its deferred vacation plan.

(8)	Includes $12,500 for Board of Director fees, $15,000 as an expense allowance, and $14,349 contributed by the Company under its deferred vacation plan.

(9)	Includes $11,250 for Board of Director fees, $15,000 as an expense allowance, and $10,107 contributed by the Company under its deferred vacation plan.

(10)	Represents the Company’s contribution under the Company’s deferred vacation plan.

Employment Agreements

On March 31, 2008, the Company entered into amended and restated employment agreements with John C. Fanning, Chairman and Chief Executive Officer of the Company, and Harry V. Maccarrone, Executive Vice President and Chief Financial Officer of the Company.

John C. Fanning: The restated employment agreement with Mr. Fanning provides for an annual base salary of $588,500 as of March 31, 2009, subject to annual increases as of April 1 of each year the higher of 7% or the percentage increase in the Consumer Price Index.  Mr. Fanning declined to accept the $41,195 annual increase in his compensation effective April 1, 2009 until January 1, 2010.  The agreement further provides for annual incentive compensation equal to 7.5% of the Company’s pre-tax operating income, as defined, in excess of $5.0 million and less than $8.0 million, plus 5.0% of the Company’s pre-tax operating income in excess of $8.0 million and less than $10.0 million, plus 2.5% of the Company’s pre-tax operating income in excess of $10.0 million. Under the agreement, Mr. Fanning is entitled to a $30,000 expense allowance during each calendar year, health insurance benefits and use of an automobile.

The agreement continues until December 31, 2009 subject to automatic one-year renewals unless either party elects not to renew upon 60 days’ notice.  The agreement is terminable by the Company for just cause and includes non-competition and confidentiality restrictions.

Under Mr. Fanning’s employment agreement, upon a change of control (as defined), Mr. Fanning is entitled to receive:

•
a lump sum cash payment on the date of the change of control equal to 300% of (1) his then current annual base salary, (2) the highest amount of any cash bonus and incentive compensation paid to him in any one of the three preceding years, (3) the amount of his annual expense allowance and (4) the amount of the Company’s Deferred Compensation Plan contributions in the preceding calendar year, and

•	a cash payment equal to any excise tax due under Section 4999 of the Internal Revenue Code, grossed up for any federal, state and local income taxes.

The term “change of control” is defined in his employment agreement to mean any change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, as provided in the regulations under section 409A of the Internal Revenue Code.  In addition, any unvested options held by Mr. Fanning at the time of a change of control will immediately vest and payments under the Company’s Deferred Compensation Plan and Deferred Vacation Plan will be accelerated.   See “Deferred Plans,” below.

If Mr. Fanning is terminated other than for just cause (as defined in the agreement), death or disability, or if he resigns due to the Company’s material breach of the agreement involving a material negative change in the employment relationship, Mr. Fanning will be entitled to receive 200% (or 100% if the termination follows a change of control) of his annual base salary, bonuses or incentive compensation at the highest level of the last three years and the amount of the contributions made on his behalf to the Deferred Compensation Plan, and 100% of the fair market value of any car leased for his benefit and the amount of specified annual health care insurance premiums.  In addition, he will be entitled to receive a pro rata amount of his expense allowance for the year in which he is terminated.

If Mr. Fanning is terminated due to disability, he will be entitled to receive 100% of his annual base salary, bonuses or incentive compensation at the highest level of the last three years, the amount of the contributions made on his behalf to the Deferred Compensation Plan, the fair market value of any car leased for his benefit and the amount of specified annual health care insurance premiums.  In addition, he will be entitled to receive a pro rata amount of his expense allowance for the year in which he is terminated.  Upon voluntary termination or death, Mr. Fanning will be entitled to the pro rata amount of his expense allowance and of any incentive compensation, calculated on an annualized basis, for the year in which he resigns or dies.

The following table shows the amounts the Company reasonably estimates would have been payable to Mr. Fanning if his employment had terminated or a change of control had occurred at December 28, 2008:

As of December 28, 2008	Death ($)	Disability ($)	Voluntary Termination and Retirement ($)	For Cause ($)	Not for Cause ($)	Change of Control ($)

John C. Fanning
Base salary	-	588,500	-	-	1,177,000	1,765,500
Incentive compensation (1)	-	352,664	-	-	705,328	1,057,992
Expense allowance	-	-	-	-	60,000	90,000
Stock options (2)	-	-	-	-	-	-
Benefits continuation/ recompense	22,635	38,981	22,635	22,635	55,327	-
Deferred compensation	-	17,780	-	-	35,560	53,340
Accumulated deferred compensation/vacation	323,637	323,637	323,637	323,637	323,637	-
Fair market value of vehicle	-	19,465	-	-	19,465	-
Gross up (3)	-	-	-	-	-	935,398
Total	346,272	1,341,027	346,272	346,272	2,376,317	3,902,230

(1)	Based upon 2008 incentive compensation (which is the highest level of the past three years).

(2)	All options are currently vested, so none become vested on an accelerated basis upon a change of control or termination.

(3)	Assumes excise tax at a rate of 20% with gross-ups based on a combined rate of 32% for federal, state and local income taxes.

Harry V. Maccarrone: The restated employment agreement with Mr. Maccarrone provides for an annual base salary of $399,832 as of March 31, 2009, subject to annual increases as of April 1 of each year of the higher of 7% or the percentage increase in the Consumer Price Index.  Mr. Maccarrone declined to accept the $27,988 annual increase in his compensation effective April 1, 2009 until January 1, 2010.  Under the agreement, Mr. Maccarrone is entitled to a $15,000 expense allowance during each calendar year and health insurance benefits.

The agreement continues until December 31, 2009, subject to automatic one-year renewals unless either party elects not to renew upon 60 days’ notice.  The agreement is terminable by the Company for just cause and includes non-competition and non-solicitation restrictions.

Under Mr. Maccarrone’s employment agreement, upon a change of control (as defined), Mr. Maccarrone is entitled to receive:

•
a lump sum cash payment on the date of the change of control equal to 300% of (1) his then current annual base salary, (2) the highest amount of any cash bonus paid to him in any one of the three preceding years, (3) the amount of his annual expense allowance and (4) the amount of the Company’s Deferred Compensation Plan contributions in the preceding calendar year, and

•	a cash payment equal to any excise tax due under Section 4999 of the Internal Revenue Code, grossed up for any federal, state and local income taxes.

The term “change of control” is defined in his employment agreement to mean any change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, as provided in the regulations under section 409A of the Internal Revenue Code.  In addition, any unvested options held by Mr. Maccarrone at the time of a change of control will immediately vest and payments under the Company’s Deferred Compensation Plan and Deferred Vacation Plan will be accelerated.   See “Deferred Plans,” below.

If Mr. Maccarrone is terminated other than for just cause (as defined in the agreement), death or disability, or if he resigns due to the Company’s material breach of the agreement involving a material negative change in the employment relationship, Mr. Maccarrone will be entitled to receive 200% (or 100% if the termination follows a change of control) of his annual base salary, bonuses at the highest level of the last three years and the amount of the contributions made on his behalf to the Deferred Compensation Plan, and 100% of the amount of specified annual health care insurance premiums.  In addition, he will be entitled to receive a pro rata amount of his expense allowance for the year in which he is terminated.

If Mr. Maccarrone is terminated due to disability, he will be entitled to receive 100% of his annual base salary, bonuses at the highest level of the last three years, the amount of the contributions made on his behalf to the Deferred Compensation Plan, and the amount of specified annual health care insurance premiums.  In addition, he will be entitled to receive a pro rata amount of his expense allowance for the year in which he is terminated.  Upon voluntary termination or death, Mr. Maccarrone will be entitled to the pro rata amount of his expense allowance for the year in which he resigns or dies.

The following table shows the amounts the Company reasonably estimates would have been payable to Mr. Maccarrone if his employment had terminated or a change of control had occurred at December 28, 2008:

As of December 28, 2008	Death ($)	Disability ($)	Voluntary Termination and Retirement ($)	For Cause ($)	Not for Cause ($)	Change of Control ($)

Harry V. Maccarrone
Base salary	-	399,832	-	-	799,664	1,199,496
Incentive compensation (1)	-	50,000	-	-	100,000	150,000
Expense allowance	-	-	-	-	30,000	45,000
Stock options (2)	-	-	-	-	-	-
Benefits continuation/ recompense	15,378	31,724	15,378	15,378	48,071	-
Deferred compensation	-	9,287	-	-	18,575	27,862
Accumulated deferred compensation/vacation	170,669	170,669	170,669	170,669	170,669	-
Gross up (3)	-	-	-	-	-	421,848
Total	186,047	661,512	186,047	186,047	1,166,979	1,844,206

(1)	Based upon 2008 bonus (which is the highest level of the past three years).

(2)	All options are currently vested, so none become vested on an accelerated basis upon a change of control or termination.

(3)	Assumes excise tax at a rate of 20% with gross-ups based on a combined rate of 32% for federal, state and local income taxes.

Deferred Plans

Executive officers are entitled to participate in the Deferred Compensation Plan and Deferred Vacation Plan.  These plans were amended and restated by our Board on March 31, 2008, principally to conform the terms to the final regulations issued under Section 409A of the Internal Revenue Code.  Under the Deferred Compensation Plan, the Stock Option and Compensation Committee has authority to make and modify deferred credit awards to plan participants, who receive quarterly contributions for each deferred credit earned, together with interest at the mid-term quarterly applicable rate as set by the IRS, compounded quarterly.  Deferred compensation is paid out over one-half of the number of quarterly periods over which it has been accrued, subject to acceleration upon a change of control. The Deferred Vacation Plan provides for deferred credits for unused vacation days above a threshold, together with interest at 5% per annum, with payments to be made to plan participants following their termination, subject to acceleration upon a change of control.  The term “change of control” is defined to mean any change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, as provided in the regulations under section 409A of the Internal Revenue Code.

Outstanding Equity Awards at Year End

In 1993, the Company adopted with stockholder approval a Long-Term Stock Investment Plan (the “1993 Plan”) which authorized the grant of options to purchase up to 5,000,000 shares of the Company’s common stock to executives, key employees and agents of the Company and its subsidiaries.  All executive officers and other officers, directors and employees, as well as independent agents and consultants, of the Company and its subsidiaries were eligible to participate in the 1993 Plan and to receive grants made before December 31, 2002.  Effective as of December 31, 2002, the Company could no longer grant options under the 1993 Plan.

In 2002, the Company adopted the 2002 Stock Option Plan, which was amended in 2006, in each case with stockholder approval.  The 2002 Stock Option Plan, as amended, authorizes the grant of options to purchase up to 2,000,000 shares of the Company’s common stock to executives, key employees and agents of the Company and its subsidiaries.  All executive officers and other officers, directors and employees, as well as independent agents and consultants, of the Company and its subsidiaries are eligible to participate in this plan and to receive grants.

The following table shows outstanding equity awards to the named executive officers of the Company at December 28, 2008.  These awards were made under the 1993 Plan and the 2002 Stock Option Plan.  None of the named executive officers held unvested, unearned or currently unexercisable options granted under these plans.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price ($)	Option Expiration Date
John C. Fanning	200,000	5.25	1/26/2009
	200,000	2.00	4/2/2010
	10,000	1.50	6/11/2011
	10,000	1.10	6/10/2012
	75,000	1.45	6/10/2012
	10,000	0.66	8/10/2013
	10,000	2.19	6/7/2014
	75,000	3.02	1/16/2015
	10,000	2.00	6/7/2015
	10,000	2.66	6/4/2016
	10,000	2.60	6/9/2017
	10,000	2.04	6/9/2018
Harry V. Maccarrone	100,000	5.25	1/26/2009
	10,000	2.00	10/11/2009
	100,000	2.00	4/2/2010
	20,000	2.00	5/16/2010
	10,000	1.50	6/11/2011
	10,000	1.10	6/10/2012
	75,000	1.45	6/10/2012
	10,000	0.66	8/10/2013
	10,000	2.19	6/7/2014
	75,000	3.02	1/16/2015
	10,000	2.00	6/7/2015
	10,000	2.66	6/4/2016
	10,000	2.60	6/9/2017
	10,000	2.04	6/9/2018
Robert F. Ende	5,000	2.00	10/11/2009
	5,000	2.00	4/2/2010
	20,000	2.00	5/16/2010
	50,000	1.45	6/10/2012
	60,000	3.02	1/16/2015

(1)           All of the options listed were fully vested at December 28, 2008.

Compensation Committee Interlocks and Insider Participation

Kenneth J. Daley and Gordon Robinett serve on the Company’s Stock Option and Compensation Committee.  There are no interlocking relationships, as defined in the regulations of the SEC, involving any of these individuals.

REPORT OF THE AUDIT COMMITTEE

This report is submitted by the Audit Committee of the Company’s Board of Directors.  The report describes the responsibilities and functions of the Audit Committee.  The Audit Committee is responsible for recommending to the Board of Directors the selection of the independent registered public accounting firm to audit the Company’s consolidated financial statements.  The Audit Committee also oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s quarterly condensed consolidated financial statements for each of the first three quarters of fiscal 2008 and the audited consolidated financial statements for fiscal 2008.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  The Audit Committee also met with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Audit Committee also reviews the Audit Committee charter annually.

In the course of reviewing the Company’s consolidated financial statements for the year ended December 28, 2008, the Audit Committee also discussed with KPMG its judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the independent auditors under generally accepted auditing standards including Statement on Auditing Standards No. 61, as amended.  In addition, the Audit Committee has received from the auditors the letter and written disclosures respecting fiscal 2008, which are required by the Public Company Accounting Oversight Board, and has discussed with them their independence from management and the Company.  Furthermore, the Audit Committee considered and determined that the auditor’s non-audit services to the Company were consistent with the guidelines established to ensure auditor independence.

 Based upon its discussion with management and the independent auditors and its review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors should include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 28, 2008.

This report by the Audit Committee is not deemed to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filings by the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

Audit Committee:

Kenneth J. Daley
Daniel Raynor
Gordon Robinett

PRINCIPAL STOCKHOLDERS

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares and percentage of common stock known to the Company (based upon representations made to it or public filings with the SEC) to be beneficially owned as of April 21, 2009 by (i) each person who beneficially owns more than 5% of the shares of common stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group.  Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of common stock so indicated.  Unless otherwise indicated below, the business address for each person shown is 415

Crossways Park Drive, P.O. Box 9006, Woodbury, NY  11797.  There were 17,387,627 shares of common stock issued and outstanding as of April 21, 2009.

Name and Address of Beneficial Owner	Number (1)	Percentage (1)
Management:
John C. Fanning (2)(3)	5,175,097	29.0%
Harry V. Maccarrone, individually (4)	370,552	2.1%
Harry V. Maccarrone, as a fiduciary for the benefit of others (4)	5,310,479	30.5%
Rosemary Maniscalco (3)(5)	145,000	*
Daniel Raynor (6)	100,000	*
Gordon Robinett (7)	81,000	*
Kenneth J. Daley (8)	104,000	*
Pierce J. Flynn (9)	50,000	*
Robert F. Ende (10)	143,422	*
Linda Annicelli (11)	67,031	*
Directors and officers as a group (12)	6,801,484	36.2%
Others:
WC Capital Management LLC, Aaron H. Braun, Willow Creek Capital Partners, L.P., and Willow Creek Short Biased 30/130 Fund, L.P. 300 Drake Landing Blvd., Suite 230 Greenbrae, CA 94904 (13)	2,028,500	11.7%
ARTRA GROUP, Incorporated One Tiffany Pointe, Suite 112 Bloomingdale, IL 60108; and ARTRA 524(g) Asbestos Trust 1105 N. Market Street, Suite 1300 Wilmington , DE 19801 (14)	1,463,000	8.4%
Bruce L. Galloway, Strategic Turnaround Equity Partners, L.P., Galloway Capital Management LLC, and Gary L. Herman 720 Fifth Avenue, 10th Floor New York, NY 10019 (15)	1,051,402	6.1%

*Represents less than 1.0%.
_________________________
(1)
For purposes of this table, shares are considered “beneficially owned” if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to beneficially own shares that such person has the right to acquire within 60 days, and options exercisable within such period are referred to herein as “currently exercisable.”

(2)
The shares beneficially owned by Mr. Fanning, the Chairman and Chief Executive Officer of the Company, are (i) 4,077,462 shares owned by the John C. Fanning Revocable Trust, of which Mr. Fanning is the beneficiary and a co-trustee, (ii) 667,635 shares owned by Fanning Asset Partners, L.P., a limited partnership in which John C. Fanning holds an 82.4% economic interest, (iii) 210,000 shares issuable upon exercise of a currently exercisable option at an exercise price of $2.00 per share, (iv) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.50 per share, (v) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.10 per share, (vi) 75,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.45 per share, (vii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $0.66 per share, (viii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.19 per share, (ix) 75,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $3.02 per share, (x) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.66 per share, (xi) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.60 per share, and (xii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.04 per share.  As a co-trustee with Mr. Fanning, Harry V. Maccarrone shares voting power with respect to the shares held by the John C. Fanning Revocable Trust.  Fanning Asset Partners, L.P. is a limited partnership in which Mr. Maccarrone is the president and sole shareholder of the corporation, HM Assets, Inc., that serves as its general partner, for the benefit of certain members of Mr. Fanning’s family.

(3)
Not included in the shares beneficially owned by John C. Fanning are up to 16.2 million shares of common stock issuable upon conversion of the 8.0% Subordinated Convertible Note due December 2, 2009 held by him (the “Convertible Note”), the Series 2003A Preferred Stock, the Series 2003B Preferred Stock and the Series 2004A Preferred Stock held by Fanning CPD Assets, LP, a limited partnership in which John C. Fanning holds an economic interest.  Ms. Maniscalco is the general partner of this limited partnership. Under their terms, none of the Convertible Note, the Series 2003A Preferred Stock, the Series 2003B Preferred Stock or the Series 2004A Preferred Stock can be converted into common stock or into shares of non-voting participating preferred stock having a liquidation preference of $0.01 per share (but no other preferences) to be created by the Company, which, in turn, would be convertible into common stock.  If all such shares were deemed to be owned beneficially by Mr. Fanning, he would hold 62.8% (rather than, as shown in the table, 29.0%) of the Company’s common stock, which would result in a change of control of the Company.

(4)
The shares beneficially owned by Mr. Maccarrone, Executive Vice President, Chief Financial Officer and Secretary of the Company, are (i) 10,552 shares currently held of record by him, (ii) 140,000 shares issuable upon exercise of three currently exercisable options at an exercise price of $2.00 per share, (iii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.50 per share, (iv) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.10 per share, (v) 75,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.45 per share, (vi) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $0.66 per share, (vii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.19 per share, (viii) 75,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $3.02 per share, (ix) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.66 per share, (x) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.60 per share, (xi) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.04 per share, (xii) 4,745,097 shares owned by the John C. Fanning Revocable Trust, of which Mr. Maccarrone is a co-trustee, and (xiii) 565,382 shares held by Fanning Asset Partners, L.P., a limited partnership in which Mr. Maccarrone is the president and sole shareholder of the corporation, HM Assets, Inc., that serves as its general partner, for the benefit of certain members of Mr. Fanning’s family.  Harry V. Maccarrone holds voting power with respect to the shares held by the limited partnership and, as a co-trustee with Mr. Fanning, shares voting power with respect to the shares held by the John C. Fanning Revocable Trust.

(5)
The shares beneficially owned by Ms. Maniscalco, the Vice Chairman and a Director of the Company are (i) 25,000 shares currently held of record by her, (ii) 10,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $1.50 per share, (iii) 10,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $1.10 per share, (iv) 25,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $1.45 per share, (v) 10,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $2.19 per share, (vi) 25,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $3.02 per share, (vii) 10,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $2.00 per share, (viii) 10,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $2.66 per share, (ix) 10,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $2.60 per share, and (x) 10,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $2.04 per share.

(6)
The shares beneficially owned by Mr. Raynor, a Director of the Company, are (i) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $3.13 per share, (ii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.75 per share, (iii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.50 per share, (iv) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.10 per share, (v) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $0.66 per share, (vi) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.19 per share, (vii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.00 per share, (viii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.66 per share, (ix) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.60 per share, and (x) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.04 per share.

(7)
The shares beneficially owned by Mr. Robinett, a Director of the Company, are (i) 1,000 shares owned of record, (ii) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $3.13 per share, (iii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.75 per share, (iv) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.50 per share, (v) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.19 per share, (vi) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.00 per share, (vii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.66 per share, (viii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.60 per share, and (ix) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.04 per share.

(8)
The shares beneficially owned by Mr. Daley, a Director of the Company, are (i) 64,000 shares held of record, (ii) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $3.13 per share, (iii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.66 per share, (iv) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.60 per share and (v) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.04 per share.

(9)
The shares beneficially owned by Mr. Flynn, a Director of the Company, are (i) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.19 per share, (ii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.00 per share, (iii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.66 per share, (iv) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.60 per share, and (v) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.04 per share.

(10)
The shares beneficially owned by Mr. Ende, Senior Vice President, Finance of the Company, are (i) 3,422 shares owned of record by him, (ii) 30,000 shares issuable to him upon the exercise of currently exercisable options at an exercise price of $2.00 per share,  (iii) 50,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.45 per share, and (iv) 60,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $3.02 per share.

(11)
The shares beneficially owned by Ms. Annicelli, the Vice President, Administration of the Company, are (i) 2,031 shares owned of record by her, (ii) 20,000 shares issuable to her upon the exercise of currently exercisable options at an exercise price of $2.00 per share, (iii) 15,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $1.45 per share, (iv) 30,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $3.02 per share.

(12)	The shares shown to be beneficially owned by the directors and officers as a group include shares held of record by them or an affiliate and shares issuable upon the exercise of options.

(13)
As reported in a joint Schedule 13G filed with the SEC, WC Capital Management LLC and Aaron H. Braun have shared voting and dispositive power as to all 2,028,500 shares, Willow Creek Capital Partners, L.P. has shared voting and dispositive power as to 972,258 shares, and Willow Creek Short Biased 30/130 Fund, L.P. has shared voting and dispositive power as to 1,056,242 shares.

(14)
As reported in a joint Schedule 13G filed with the SEC, ARTRA GROUP, Incorporated has sole voting power and shared dispositive power as to all 1,463,000 shares, and ARTRA 524(g) Asbestos Trust has shared dispositive power as to all 1,463,000 shares.

(15)
As reported in a joint Schedule 13D filed with the SEC, Strategic Turnaround Equity Partners, L.P., Galloway Capital Management LLC and Gary L. Herman have shared voting and dispositive power as to 767,474 shares,  Gary L. Herman has sole voting and dispositive power as to 13,000 shares, and  Bruce L. Galloway has shared voting and dispositive power as to 767,474 shares, and sole voting and dispositive power as to 270,928 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain of its officers and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC.  Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to persons who are officers or directors of the Company or holders of 10% of the Company’s common stock were complied with in fiscal 2008 except for Mr. Fanning’s inadvertent failure to report his receipt of in-kind interest paid under the Convertible Note held by him, which was subsequently reported on a Form 5.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with John Fanning:  Fanning CPD Assets, LP (the “CPD Partnership”) is the holder of the following instruments issued by the Company:  the Convertible Note, of which $1.8 million in principal was outstanding at December 28, 2008, 6,148 shares of Series 2003A Preferred Stock, 513 shares of Series 2003B Preferred Stock and 6,737 shares of Series 2004A Preferred Stock, the terms of which are described under note 10 to the consolidated financial statements of the Company included in the annual report on Form 10-K for the year ended December 28, 2008.  Fanning CPD Assets, LP is a limited partnership in which John C. Fanning, the Company’s chairman and chief executive officer, holds an 82.4% economic interest. Rosemary Maniscalco, a director of the Company, is the general partner of the CPD Partnership, but has no pecuniary interest in the partnership.  Harry V. Maccarrone, a director and the executive vice president and chief financial officer of the Company, is the trustee of a trust and the general partner of a partnership that are limited partners in the CPD Partnership, but he has only a nominal pecuniary interest.

Each of the Series 2003A, 2003B and 2004A Preferred Stock provide for dividends of 7.5% per annum.  In 2008, dividends have cumulated in the amount of $461,000 on the Company’s Series 2003A Preferred Stock, $38,000 on the Series 2003B Preferred Stock and $506,000 on the Series 2004A Preferred Stock.  Through December 28, 2008, dividends have cumulated in the amount of $2.7 million on the Series 2003A Preferred Stock, $202,000 on the Series 2003B Preferred Stock and $2.1 million on the Series 2004A Preferred Stock.  Although these cumulated dividends have not been declared by the Company’s board of directors and are not payable, the CPD Partnership can elect to convert all or any portion of these shares of Series Preferred Stock, including the cumulated dividends, into common stock (or into a participating preferred stock which in turn will be convertible into common stock at the same effective rate) at a conversion price of $1.05 per share for the Series 2003A Preferred Stock, $0.54 per share for the Series 2003B Preferred Stock and $1.70 per share for the Series 2004A Preferred Stock.  The conversion price is the price at which the CPD Partnership may convert the Series Preferred Stock (or, as described below, Convertible Note) into common stock (or equivalent participating preferred stock).

In 2008, the CPD Partnership received $134,000 in in-kind interest payments under the Convertible Note at the annual rate of 8.0%.  As permitted, on the two semi-annual interest payment dates of June 1, 2008 and December 1, 2008, the Company elected to pay the interest in-kind and, accordingly, the amount of in-kind interest paid was added to the principal of the Convertible Note.  The Convertible Note is also convertible on substantially the same basis as the Series Preferred Stock at a conversion price of $1.70 per share.  The Convertible Note matures on December 2, 2009.  As of the date of this report, the Company had sufficient excess availability under the PNC Credit Facility to fully repay the Convertible Note.

The Company’s payments of interest in-kind were made in reliance upon the exemptions from registration afforded by section 4(2) of the Securities Act of 1933 and the regulations thereunder.  Unless the Company registers the shares issuable upon conversion of the Convertible Note for resale under the Securities Act of 1933, any resale of those shares by the CPD Partnership, as an affiliate of the Company, will be conducted in compliance with the volume limitations and other conditions of Rule 144 of the Securities Act of 1933.

Other Transactions:  Rosemary Maniscalco, through a company owned by her, provides consulting services to the Company, at the rate of up to $1,500 per day, plus expenses.  During 2008, the Company paid $113,923 to her company for such consulting services, exclusive of expenses. Rosemary Maniscalco is the Vice Chairman of the Company’s Board.

See also “Executive Compensation--Employment Agreements” for a description of the employment agreements entered into between the Company and each of John C. Fanning, the Chairman and Chief Executive Officer of the Company, and Harry V. Maccarrone, the Executive Vice President of the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Services Provided by the Company’s Independent Registered Public Accounting Firm

Audit Fees:  KPMG billed the Company an aggregate of $710,000 in fiscal 2008 and $744,000 in fiscal 2007 for fees for professional services rendered in connection with the audits of the Company’s consolidated financial statements and for the reviews of the condensed consolidated financial statements included in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, or services that are normally provided by the auditing firm in connection with statutory and regulatory filings or engagements for fiscal 2008 and 2007.

Audit-Related Fees:  KPMG did not bill the Company any amount in fiscal 2008 or 2007 for assurance and related services traditionally performed by the auditing firm that are reasonably related to the performance of the audit or review and are not included under “Audit Fees,” above.

Tax Fees:  KPMG billed the Company an aggregate of $60,047 in fiscal 2008 and $121,000 in fiscal 2007 for tax compliance, tax advice and tax planning services.

All Other Fees:  KPMG did not bill the Company for any other services in fiscal 2008 or 2007.

Pre-Approval of Services

    In accordance with the requirements of the SEC, NYSE Amex (and NYSE Regulation, Inc., which oversees NYSE Amex through a regulatory services agreement) and the charter of the Audit Committee, the Audit Committee must pre-approve all auditing services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services proposed to be provided by the Company’s auditor, except for non-audit services within the permitted de minimis amount.  All of the services described above were pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

    To be considered for inclusion in the Company’s proxy statement for next year’s annual meeting of stockholders, stockholder proposals must be sent to the Company, directed to the attention of Linda Annicelli, Vice President, Administration, at COMFORCE Corporation, 415 Crossways Park Drive, P.O. Box 9006, Woodbury, New York 11797, for receipt not later than February 11, 2010, or in the event that the date of the next annual meeting is changed more than 30 days from June 10, 2010, such  date as we announce which is a reasonable time before we begin to print our proxy materials for that meeting.  Our policy for addressing communications from stockholders and others is available on our website at www.comforce.com.

GENERAL AND OTHER MATTERS

    Management knows of no matters, other than those referred to in this proxy statement, which will be presented to the meeting.  However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

    The Company will bear the expense of preparing, printing and mailing this proxy statement, as well as the cost of any required solicitation.  In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.

    Pursuant to rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet:

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 10, 2009: This proxy statement and our 2008 Annual Report on Form 10-K are available at www.comforce.com/invPROXY.asp.

    The Company will provide to stockholders upon request, without charge, copies of the exhibits to the Annual Report on Form 10-K.  The exhibits are indicated in the exhibit index included in the Annual Report.  Requests should be submitted to Linda Annicelli, Vice President, Administration, at COMFORCE Corporation, 415 Crossways Park Drive, P.O. Box 9006, Woodbury, New York 11797.

By Order of the Board of Directors

Harry V. Maccarrone, Secretary
Woodbury, New York

April 27, 2009

PROXY

COMFORCE CORPORATION

Solicited by the Board of Directors for the
2009 Annual Meeting of Stockholders

415 Crossways Park Drive, P.O. Box 9006
Woodbury, New York 11797

    The undersigned hereby appoints John C. Fanning and Harry V. Maccarrone as Proxies, each with the power to appoint his substitute, to vote all of the shares of Common Stock of COMFORCE Corporation, a Delaware corporation (the "Company"), held of record by the undersigned on the record date, April 21, 2009, at the 2009 Annual Meeting of Stockholders to be held on June 10, 2009, or any adjournment thereof, as directed and, in their discretion, on all other matters which may properly come before the meeting.  The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Annual Meeting and set forth in the Proxy Statement.

    Holders of record of the Company's Common Stock at the close of business on the record date will be entitled to vote at the Annual Meeting.  Holders of Common Stock will be entitled to one vote for each share then held.  Each stockholder may vote in person or by proxy.  All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy.  A stockholder may withhold authority to vote for any nominee(s) by so indicating on the reverse side.

    The votes represented by this proxy will be voted as marked by you.  However, if you properly execute and return the proxy unmarked, such votes will be voted FOR all nominees and proposals.  Any proxy that is not properly executed shall be ineffective.  Please mark each box with an "x".

(Continued, and to be marked, dated and signed, on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF
COMFORCE CORPORATION

June 10, 2009

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online until 11:59 PM EDT the day before the meeting.
COMPANY NUMBER
MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
IN PERSON – You may vote your shares in person by attending the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 10, 2009:

This proxy statement and our 2008 Annual Report on Form 10-K are available at:
www.comforce.com/invPROXY.asp.

↓
Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.
↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES AND “FOR” THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  [ x ]

1. Election of Directors:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ○John C. Fanning ○Harry V. Maccarrone ○Rosemary Maniscalco ○Kenneth J. Daley ○Daniel Raynor ○Gordon Robinett ○Pierce J. Flynn	2. Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 27, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The votes represented by this proxy will be voted as marked by you.  However, if you execute and return the proxy unmarked, such votes will be voted FOR all nominees and proposals.  Please mark each box with an “x”.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box below and indicate your new address in the space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.      ☐

Signature of Stockholder			Signature of Stockholder
Date: _______________________________________			Date: _________________________________________

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.